Exhibit 99(i)

Consent & Opinion of Legal Counsel

The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated March 1, 2012 ..

Pittsburgh, PA.

   /s/ Thomas E. Sweeney, Jr.

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Date: March 1, 2012                           Thomas E. Sweeney, Jr

Sweeney Law Offices

Box 82637

           (412) 731-1000

Pittsburgh, PA  15218

    Fax (412) 731-9190

March 1, 2012

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:  STAAR Investment Trust, Registration Nos. 033-08685; 811-09152 under the Securities Act of 1933 and the Investment Company Act of 1940

Ladies and Gentlemen:

We represent the STAAR Investment Trust and its series of Funds in connection with its filing of Post-Effective Amendment No. 26   (the “Post-Effective Amendment”) to the Company’s Registration Statement Registration Nos. 033-xxxx; xxx         Form N-1A under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940. We have reviewed the Post-Effective Amendment and are of the opinion that the Post-Effective Amendment is properly filed pursuant to Rule 485(b) of  the Securities Act.

Sincerely,

/s/ Thomas E. Sweeney, Jr.

Thomas E. Sweeney, Jr.